Exhibit 99.1

Advanced Photonix and Luna Innovations Merger Update

ANN ARBOR, Mich, March 5, 2015 /PRNewswire/ -- Advanced Photonix® (NYSE MKT: API) and Luna Innovations Incorporated jointly announced an update as to the timing of their planned merger. As previously disclosed, the closing of the proposed merger is subject to the satisfaction or waiver of a number of customary closing conditions, including, among others, the effectiveness of a Form S-4 registration statement filed by Luna with the SEC and the approval of certain matters related to the merger by each company’s stockholders. In February, Luna filed a Form S-4 registration statement with the Securities and Exchange Commission with respect to the proposed merger. However, that registration statement is not yet effective, and the companies have yet to finalize the dates of their respective stockholders meetings. Luna expects to file an amendment to the Form S-4 in March 2015, and following the effectiveness of the Form S-4, Luna and Advanced Photonix will mail the joint proxy statement/prospectus included in the Form S-4 to their stockholders for consideration at their respective stockholder meetings. Although the companies have not yet formally determined the dates of their stockholder meetings, the companies currently expect to hold their meetings, and close the merger, in May 2015.

About Advanced Photonix, Inc.

Advanced Photonix, Inc.® (NYSE MKT: API) is a leading supplier of optoelectronic sensors, devices and instruments used by Test and Measurement, Process Control, Medical, Telecommunication and Defense markets. API has three product lines. High-Speed Optical Receiver (HSOR) products are used by the telecommunication market in both telecommunication equipment and in test and measurement equipment utilized in the manufacturing of telecommunication equipment. Optosolutions focuses on enabling manufacturers to measure physical properties, including temperature, particular counting, color, and fluorescence for Medical and Process Control applications. The Terahertz sensor product line is targeted at the industrial Process Control and quality control markets through nondestructive testing and can measure subsurface physical properties, like multi-layers thicknesses, density, moisture content, anomaly detection and some chemical features, online and in real time. For more information visit www.advancedphotonix.com.

About Luna

Luna Innovations Incorporated (www.lunainc.com) is a public company composed of scientists, engineers, and business professionals developing and manufacturing a new generation of technologies and products. It has been successful in taking innovative technologies from applied research to product development and ultimately to the commercial market, driving breakthroughs in fields such as aerospace, automotive, telecommunications, healthcare, energy, and defense.

Forward Looking Statements

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. These statements include our expectations regarding the completion of the merger, the prospects of the combined company and the companies’ future growth. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the companies may differ materially from the future results, performance and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, but are not limited to: the approval of the merger and related matters by the companies’ respective stockholders and satisfaction of other closing conditions of the merger; the uniqueness and advantages of API’s or Luna’s technology and intellectual property; potential costs savings and synergies from the merger; potential for profitability; potential for future commercialization of their technologies; the competitive advantage afforded by API’s or Luna’s technology; the potential efficacy of API’s or Luna’s technology; and growth potential of certain markets. Statements that describe the companies’ business strategies, goals, prospects, opportunities, outlook, plans or intentions are also forward-looking statements. Uncertainties regarding technical and scientific difficulties, issues that might arise in any particular business relationship and other risks and uncertainties are set forth in the companies’ periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC's website at http://www.sec.gov, and at the companies’ websites at http://www.advancedphotonix.com and http://www.lunainc.com. The statements made in this release are based on information available to the companies as of the date of this release and API and Luna undertake no obligation to update any of the forward-looking statements after the date of this release.

2925 Boardwalk • Ann Arbor, MI 48104 • (734) 864-5600 • Fax (734) 998-3474

No Offer or Solicitation

This release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securirties Act of 1933, as amended.

Important Additional Information Has Been and Will Be Filed with the SEC

Luna has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of Luna and API that also constitutes a preliminary prospectus of Luna. The registration statement has not yet become effective. Luna and API plan to mail the joint proxy statement/prospectus to their respective stockholders in connection with the transaction.

INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LUNA, API, THE TRANSACTION AND RELATED MATTERS.

Investors and stockholders will be able to obtain free copies of the definitive joint proxy statement/prospectus and other documents filed with the SEC by Luna and API through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the definitive joint proxy statement/prospectus and other documents filed by Luna with the SEC by contacting Luna at One Riverside Circle, Suite 400, Roanoke, VA 24016, Attention: Investor Relations or by calling (540)769-8400 and will be able to obtain free copies of the definitive joint proxy statement/prospectus and other documents filed by API by contacting API at 2925 Boardwalk, Ann Arbor, Michigan 48104, Attention: Investor Relations or by calling (734)864-5699.

Participants in the Solicitation

Luna and API and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders described in the joint proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Luna and API in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive joint proxy statement/prospectus filed with the SEC. Information regarding Luna’s directors and executive officers is contained in Luna’s Annual Report for the year ended December 31, 2013, filed with the SEC on April 10, 2014 and its proxy statement on Schedule 14A, filed with the SEC on April 15, 2014. Information regarding API’s directors and executive officers is contained in API’s Annual Report on Form 10-K for the year ended March 31, 2014, filed with the SEC on June 30, 2014, and its proxy statement on Schedule 14A, filed with the SEC on July 11, 2014.

CONTACT: ir@advancedphotonix.com

SOURCE: Advanced Photonix, Inc.

RELATED LINKS: http://www.advancedphotonix.com, http://www.lunainc.com

2925 Boardwalk • Ann Arbor, MI 48104 • (734) 864-5600 • Fax (734) 998-3474